SIXTH AMENDMENT TO

FUND PARTICIPATION AGREEMENT

This Sixth Amendment to the Fund Participation Agreement (“Amendment”) is effective as of March 28, 2018, by and among BlackRock Variable Series Funds, Inc., (the “Fund”), BlackRock Investments, LLC (the “Underwriter”), and Pacific Life Insurance Company (the “Company”).

WHEREAS, the parties hereto or their predecessors entered into a Fund Participation Agreement dated February 4, 2005, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend certain provisions of the Agreement pursuant to Section 8.10 thereof;

NOW, THEREFORE, in consideration for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.              Amendments.

1.1                               The last paragraph of Section 1.12 of the Agreement is hereby deleted and replaced with the following:

“Corrections to a Portfolio’s net asset value will be sent by electronic communications from the Fund or its designee(s) to the Company in the same matter and timeframe as provided to other intermediaries which sign up for such electronic communications.   The Company will be responsible for requesting that it be placed on the distribution list(s) for these electronic communications, providing its contact information to the Fund or its designee and ensuring that its contact information is up to date.  The Fund or its designee will also submit certain corrections to a Portfolio’s net asset value to the Mutual Fund Profile Service.”

1.2                               Section 1.3(b) of the Agreement is hereby amended to replace the first sentence thereof:

“The Fund shall accept manual purchase and redemption orders resulting from investment and payments under the Contract on each Business Day if such orders are received prior to 9:30 a.m. Eastern Time, provided that (i) the Company shall use its best efforts to send such orders by 9:00 a.m. Eastern Time and shall notify the Fund prior to 9:00 a.m. Eastern Time when the Company is unable to submit such orders by 9:00 a.m. Eastern Time, and (ii) the orders shall reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with the preceding paragraph and the Fund’s prospectus on the prior Business Day.”

1.3                               Section 3.4 of the Agreement is hereby deleted and replaced with the following:

“3.4                         (a)                                 The Company shall comply with all applicable law in connection with its performance of this Agreement. The Company shall have policies and procedures in place which the Company reasonably believes to be appropriate and sufficient with regard to the handling of orders on a timely basis and which Company believes provide adequate controls and procedures to ensure ongoing compliance with all the requirements of this Section 3.4 as applicable and effective. Subject to legal restrictions, the Company will, as specified in Fund Parties’ request, promptly provide to Fund Parties evidence of those policies and procedures and the Company’s compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of Shares of the Fund.  The Company will, upon request, annually certify to compliance with all applicable law. The Company acknowledges and agrees that Fund Parties are not responsible for the Company’s compliance with all applicable law nor do they have any responsibility for determining whether the Fund Shares are suitable for the Accounts or Contract owners.

(b)                           Without limiting the generality of Section 3.4(a) above, the Company shall maintain a reasonable risk-based program to comply with economic, trade and financial sanctions laws, resolutions, executive orders and regulations enacted by the United States (including as administered and/or enforced by the Office of Foreign Assets Control) and other applicable jurisdictions (“Sanctions Laws”). The Company shall maintain policies, procedures and controls that are reasonably designed to ensure compliance with Sanctions Laws and limit the risk of transactions that could be regarded as circumventing Sanctions Laws and that it, the Accounts, the Contract owners and, to the extent required by law, its and their owners and controllers (i) are not in violation of any Sanctions Laws or on any list of prohibited individuals or entities enacted under Sanctions Laws (collectively, “Sanctions Lists”) and (ii) are not located, organized or doing business in a country or territory that is, or whose government is, the target of embargo or countrywide sanctions under any Sanctions Laws.  The Company agrees that it will take reasonable steps to ensure that Account and Contract owner funds shall not be directly or indirectly derived from, invested for the benefit of or related in any way to, persons, entities or countries that are subject to any country embargoes, in violation of any Sanctions Laws or on any Sanctions Lists.  The Company will promptly inform the Underwriter in writing if with respect to the transactions in the shares or the Company’s services, the Company becomes aware of any violations of Sanctions Laws by itself or any of the Accounts or Contract owners or to the extent required by all applicable law, any of their owners or controllers or if it or any of the Accounts or Contract owners or any of their owners or controllers are the target of embargo or identified on any Sanctions Lists or if the Company is otherwise unable to comply with its obligations under this Section 3.4(b).

(c)                            Without limiting the generality of Section 3.4(a) above, the Company shall have an anti-money laundering program in place to comply with all applicable United States laws and regulations relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and the Bank Secrecy Act, as amended by the USA PATRIOT Act, and/or other global legislation, where applicable. The Company shall have in place written policies, procedures and controls designed to detect, prevent and report money laundering or other suspicious activity and prohibit dealings with shell banks.  In addition, the Company shall have a designated anti-money laundering compliance officer, and the Company shall provide anti-money laundering training to its staff on an annual basis.  Finally, the Company’s anti-money laundering program shall provide for an independent audit of its anti-money laundering program on an annual basis.  The Company will promptly inform the Underwriter in writing, to the extent not prohibited by all applicable law, if the Company becomes aware of any violations of anti-money laundering laws by it or any Account or Contract owner with respect to the Company’s services or transactions in Shares or if the Company is otherwise unable to comply with its obligations under this Section 3.4(c).

(d)                           The Company shall provide the Underwriter with such information as it may reasonably request, including, but not limited to, the filling out of questionnaires, attestations and other documents, to enable Fund Parties to fulfill their obligations under applicable Sanctions Laws and the USA PATRIOT ACT (including maintaining records for at least five years).

(e)                            The Company represents and warrants that neither it nor any of its principals have been previously indicted with respect to or convicted of any criminal charges, including money laundering, and neither it nor any of its principals is the subject of any criminal action of any nature or of any regulatory or self-regulatory action relating to money laundering.

(f)                             The Company represents and warrants that it is aware of Sanctions Laws, and it has not violated and shall not violate any Sanctions Laws.

(g)                            The Underwriter may disclose the terms of this Agreement to a governmental body or self-regulatory organization upon its request or on a “need to know” basis.

(h)                           The obligations, representations and warranties set forth in this Section 3.4 shall remain in effect as long as Shares of the Fund are held on behalf of Contract owners.”

1.4                                     Article 6, Termination, is hereby amended to add the following Section 6.9 to the Agreement:

“6.9                         This Agreement may be terminated immediately upon written notice to the other parties by the Fund or the Underwriter, at either’s option, if either the Fund or the Underwriter shall determine, in its sole judgment exercised in good faith, that the Company shall have violated applicable law in a material respect, including without limitation, any applicable anti-money laundering laws, rules or regulations or any applicable Sanctions Laws or is unable to comply with the compliance obligations set forth in this Agreement regarding anti-money laundering or sanctions.

1.5                                     Article 7, Notices, is hereby deleted and replaced with the following:

“Unless otherwise specified in this Agreement, all notices shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of delivery); (b) when delivered if sent by a nationally recognized overnight courier (with written or electronic confirmation of delivery); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Notices must be sent to the respective parties at the address(es) indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Article 7).

To the Underwriter:	With a copy to:
BlackRock Investments, LLC	BlackRock, Inc.
Attn: Ariana Brown	Attn: General Counsel
Global Client Services-Contracting	40 East 52nd Street
40 East 52nd Street	New York, NY 10022
New York, NY 10022

To the Company:	With a copy to:
Pacific Life Insurance Company	Pacific Life Insurance
c/o General Counsel	Company
700 Newport Center Drive	Attn: Brandon J. Cage
Newport Beach, CA 92660	6750 Mercy Road
Omaha, NE 86106

1.6                                     Article 9, Liquidity Fees and Redemption Gates, is hereby added to the Agreement:

“8.1                         Nothing in this Agreement shall prevent a money market Portfolio from suspending the right of redemption or postponing the date of payment or satisfaction upon redemption in accordance with the provisions of the 1940 Act and the rules thereunder. Notwithstanding the previous sentence, a money market Portfolio will not implement a temporary suspension of redemptions under Rule 2a-7 under the 1940 Act unless such Portfolio’s prospectus permits it to do so.

8.2                               With respect to a money market Portfolio, the Company agrees to promptly take such actions reasonably requested by the Portfolio, to assist the Portfolio in imposing, lifting, or modifying a liquidity fee on redemptions (“liquidity fee”) or a temporary suspension of redemptions (a “redemption gate”).

8.3                               If a money market Portfolio implements a liquidity fee, the Company authorizes the Portfolio to calculate the liquidity fees owed to the Portfolio as a result of redemptions submitted through the Company (the “Fee Amount”) following the imposition of the liquidity fee and to withhold an amount equal to the Fee Amount from any redemption proceeds or other payments that the Portfolio owes to the Company in its sole discretion.  The Company acknowledges and agrees that at any time a Portfolio implements a liquidity fee, redemption orders shall be transmitted to such Portfolio or its designee on behalf of the Accounts on a “gross” basis, i.e. purchases and redemptions will be transmitted separately and not combined into one aggregate net trade (for avoidance of doubt, the Company shall utilize an “f” code if it submits the orders via the NSCC Systems).”

1.7                               Schedule B is deleted in its entirety and replaced with the Schedule B attached hereto.

2.              Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.              The parties restate and affirm the representations and warranties contained in the Agreement.

4.              Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

5.              The parties hereby each represent and warrant to each other that they have full authority to enter into this Amendment upon the terms and conditions hereof and that the individuals executing this Amendment on its/their behalf have the requisite authority to bind the Company, the Fund., and the Underwriter to this Amendment.

[End of Amendment]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the effective date first written above.

BlackRock Variable Series Funds, Inc.		BlackRock Investments, LLC

By:	/s/ Jennifer McGovern	By:	/s/ Jonathan Maro

Name:	Jennifer McGovern	Name:	Jonathan Maro

Title:	Vice President	Title:	Director

Date Executed: 2/13/2019		Date Executed: 2-12-2019

Pacific Life Insurance Company

By:	/s/ Jose T. Miscolta

Name:	Jose T. Miscolta

Title:	Assistant Vice President

Date Executed: 2/26/19

Attest:	/s/ Brandon J. Cage

Name:	Brandon J. Cage, Assistant Secretary

Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, Inc. now or in the future offered to Separate Accounts of the Company, including, but not limited to:

Fund Name	Class	CUSIP	Ticker
Equity Portfolios
BlackRock Advantage Large Cap Core V.I. Fund	I	09253L611	LGCCI
BlackRock Advantage Large Cap Core V.I. Fund	II	09253L595	LGCII
BlackRock Advantage Large Cap Core V.I. Fund	III	09253L587	LCIII
BlackRock Advantage Large Cap Value V.I. Fund	I	09253L546	LCATT
BlackRock Advantage Large Cap Value V.I. Fund	II	09253L538	LCBTT
BlackRock Advantage Large Cap Value V.I. Fund	III	09253L520	LVIII
BlackRock Advantage U.S. Total Market V.I. Fund	I	09253L470	SMCPI
BlackRock Advantage U.S. Total Market V.I. Fund	II	09253L462	SMCII
BlackRock Advantage U.S. Total Market V.I. Fund	III	09253L454	SCIII
BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI
BlackRock Basic Value V.I. Fund	II	09253L504	BAVII
BlackRock Basic Value V.I. Fund	III	09253L603	BVIII
BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI
BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII
BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI
BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII
BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI
BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII
BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII
BlackRock Global Opportunities V.I. Fund	I	09253L819	GLGRI
BlackRock Global Opportunities V.I. Fund	III	09253L785	GGIII
BlackRock International V.I. Fund	I	09253L645	IVVVI
BlackRock iShares Alternative Strategies V.I. Fund	I	09253L397	BVASX
BlackRock iShares Alternative Strategies V.I. Fund	III	09253L389	BASVX
BlackRock iShares Dynamic Allocation V.I. Fund	I	09253L371	BVDAX
BlackRock iShares Dynamic Allocation V.I. Fund	III	09253L363	BDAVX
BlackRock Large Cap Focus Growth V.I. Fund	I	09253L579	LGGGI
BlackRock Large Cap Focus Growth V.I. Fund	III	09253L553	LGIII
BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI
BlackRock Managed Volatility V.I. Fund	III	09253L306	ABIII

Fixed Income Portfolios
BlackRock High Yield V.I. Fund	I	09253L710	HICUI
BlackRock High Yield V.I. Fund	III	09253L686	HCIII
BlackRock Total Return V.I. Fund	I	09253L702	CRBDI
BlackRock Total Return V.I. Fund	III	09253L884	CBIII
BlackRock U.S. Government Bond V.I. Fund	I	09253L744	GVBDI
BlackRock U.S. Government Bond V.I. Fund	III	09253L728	GBIII

Index Portfolios
BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI
BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII
BlackRock S&P 500 Index V.I. Fund	III	09253L652	IVIII

Money Market Portfolios
BlackRock Government Money Market V.I. Fund*	I	09253L876	DMMKI

*No payments for administrative services will be made on this Portfolio.

The Fund has adopted a Distribution Plan (the “Plan”) with regard to the Class II and Class III shares of each Portfolio, pursuant to Rule 12b-1 under the 1940 Act. The Plan permits the Underwriter to pay to each Participating Insurance Company that enters into an agreement with the Underwriter to provide distribution-related services to contract owners, a fee, at the end of each month, of equal to of the average daily net asset value of the Class II shares and equal to of the average daily net asset value of Class III shares of each Portfolio held by such Participating Insurance Company.  The Company agrees to waive the payment of any such distribution fees unless and until Underwriter has received such fees from the Fund.